Exhibit 4.2
LIFEPOINT HOSPITALS, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

Amended and Restated Rights Agreement
Dated as of February 25, 2009

i

ii

RIGHTS AGREEMENT
          This Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of February 25, 2009, by and between LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) amends and restates the prior Rights Agreement between the Company and the Rights Agent dated April 15, 2005 (such prior Rights Agreement, as amended, the “Original Agreement”).
          WHEREAS, on April 15, 2005, the Company and the Rights Agent entered into the Original Agreement; and
          WHEREAS, the Board of Directors of the Company (the “Board of Directors”) on April 15, 2005 (i) authorized and directed the issuance of one preferred share purchase right (a “Right”) for each share of common stock of the Company (each, a “Common Share”) issued on April 15, 2005 (the “Record Date”) with each Right initially representing the right to purchase one one-thousandth of a share of a Preferred Share (as hereinafter defined), having the rights, powers and preferences set forth in the Company’s Amended and Restated Certificate of Incorporation upon the terms and subject to the conditions hereinafter set forth, and (ii) further authorized the issuance of one Right with respect to each Common Share that has or shall become outstanding between April 15, 2005 and the earliest of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined); and
          WHEREAS, the Original Agreement expires by its terms on the close of business on May 7, 2009 (the “Original Expiration Date”); and
          WHEREAS, after thorough and careful consideration and consultation with its advisors and such other inquiries as the Board of Directors has deemed appropriate, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend and restate the Original Agreement to extend the Original Expiration Date to the Final Expiration Date set forth herein, to adjust the Purchase Price for the Rights and to make such other changes to the Original Agreement and the Rights as are set forth herein; and
          WHEREAS, the Company and the Rights Agent desire to amend and restate the Original Agreement in its entirety to give effect to the changes to the terms and provisions of the Original Agreement and the Rights, all as set forth in this Rights Agreement.
          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby amend and restate the Original Agreement and the Rights, and hereby agree as follows:
          Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          (a) “Acquiring Person” shall mean any Person who or which, together with its Affiliates and Associates, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (ii) any Person who or which becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding solely as the result of a reduction in the outstanding Common Shares resulting from acquisition of Common Shares by the Company approved by the Board of Directors, unless and until (A) such Person becomes the Beneficial Owner of any additional Common Shares, other than pursuant to a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is a Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person, (iii) any Person who or which the Board of Directors determines, in good faith, became an Acquiring Person inadvertently, if such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person (or, in the case of Derivative Common Shares, such Person terminates the subject Derivative Transaction(s) or disposes of the subject derivative security or securities), or (iv) any Person who or which the Board of Directors determines, prior to the time such Person would otherwise be an Acquiring Person, should be exempted from the definition of Acquiring Person, provided, however that the Board of Directors may make such exemption subject to such conditions, if any, which the Board of Directors may determine.
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.
          (c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:
     (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof);
     (ii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements or fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such

Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote or dispose of, or to direct the voting of or disposal of, pursuant to any agreement, arrangement or understanding whether or not in writing, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any of its Affiliates or Associates) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; or
     (iv) which are the subject of (or synthetically owned pursuant to) a Derivative Transaction entered into, directly or indirectly, by such Person or such Person’s Affiliates, or Associates or a derivative security or securities acquired by such Person or such Person’s Affiliates or Associates.
     (v) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
          (d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.
          (e) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date, provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          (f) “Common Shares” shall mean the shares of common stock, par value $0.01 per share, of the Company, except that “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
          (g) “Company” shall have the meaning set forth in the preamble hereof.
          (h) “Current per share market price” shall have the meaning set forth in Section 11(d) hereof.
          (i) “Derivative Common Share” shall mean any Common Share that is deemed to be Beneficially Owned pursuant to the operation of Section 1(c)(iv) hereof.
          (j) “Derivative Transaction” by a Person or such Person’s Affiliates or Associates shall mean any (i) transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the Company, or similar instrument with a value derived in whole or in part from the value of any security of the Company, (ii) transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such Person or such Person’s Affiliates or Associates, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, to receive or share in the receipt of dividends payable on any security of the Company separate or separable from the underlying shares or to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Company or to increase or decrease the number of securities of the Company which such Person or such Person’s Affiliates or Associates was, is or will be entitled to vote, in each case under clauses (i) and (ii) hereof including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (iii) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the Company or any interest therein, in each case under clauses (i), (ii) and (iii) hereof, without regard to whether (A) such derivative security conveys any voting rights in any security of the Company, (B) the derivative security is required to be, or capable of being, settled through delivery of any security of the Company or (C) such Person or such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative security.
          (k) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
          (l) “equivalent preferred shares” shall have the meaning set forth in Section 11(b) hereof.

          (m) “Exchange Act” shall mean the Securities Exchange Act of 1934.
          (n) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
          (o) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
          (p) “Final Expiration Date” shall mean the Close of Business on February 25, 2019.
          (q) “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.
          (r) “Person” shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.
          (s) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Company’s Amended and Restated Certificate of Incorporation.
          (t) “Purchase Price” shall initially be $125.00 for each one one-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right, and shall be subject to adjustment from time to time as provided in Sections 11 or 13 hereof.
          (u) “Record Date” shall have the meaning set forth in the third paragraph hereof.
          (v) “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.
          (w) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
          (x) “Right” shall have the meaning set forth in the third paragraph hereof.
          (y) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (z) “Rights Agent” shall have the meaning set forth in the preamble hereof.
          (aa) “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

          (bb) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, by a filing under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become, or discloses information that reveals the existence of, an Acquiring Person or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.
          (cc) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned or otherwise controlled, directly or indirectly, by such Person.
          (dd) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.
          Section 3. Issue of Right Certificates.
          (a) Until the earlier of (i) the Close of Business on the tenth (10th) Business Day following the Stock Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date, if any, as the Board of Directors may determine prior to such time as any Person becomes an Acquiring Person) after the date that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) commences, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the then outstanding Common Shares, in each case, including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights (the earlier of such dates being herein referred to as the “Distribution Date”), (A) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and Rights associated with any uncertificated Common Shares will be evidenced (subject to the provisions of Section 3(c) hereof) by the registration of such Common Shares in the Company’s share register in the names of the holders thereof (which registration shall also be deemed to be registration of ownership of the associated Rights) and not by separate Right Certificates and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (subject to adjustment as provided herein). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
          (b) The Company will make available, or cause to be made available, as promptly as practicable following the Record Date, a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit B hereto, to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for Common Shares outstanding as of the Close of Business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by such certificates and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Expiration Date), the surrender for transfer of any certificate for Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares, and the registration of transfer of ownership of any uncertificated Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares the ownership of which is so transferred.
          (c) Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company’s treasury, or in connection with a transfer or exchange of Common Shares) after the date hereof but prior to the earlier of the Distribution Date and the Expiration Date. Certificates representing such Common Shares shall bear the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement dated as of February 25, 2009 by and between LifePoint Hospitals, Inc. (the “Company”) and the Rights Agent thereunder (as the same may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any person who becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), including such rights held by a subsequent holder, may become null and void and may no longer be transferable.
In the case of the initial transaction statement or subsequent periodic statements with respect to uncertificated Common Shares, if any, such statement or statements shall bear the following legend:
The registration in the share register of LifePoint Hospitals, Inc. (the “Company”) of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the registered holder of such shares to certain rights as set forth in an Amended and Restated Rights Agreement, dated as of February 25, 2009, by and between the Company and the Rights Agent thereunder (as the same may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by such registration. The Company will mail to the registered holder of such shares a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any person who becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), including such rights held by a subsequent holder, may become null and void and may no longer be transferable.
With respect to such certificates containing the foregoing legend (or the similar legend contemplated by the Original Agreement), until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. With respect to such initial transaction statement or subsequent periodic statements containing the foregoing legend, until the Distribution Date (or the earlier Expiration Date), the Rights associated with such Common Shares with respect to which such statements are issued shall be evidenced solely by the registration of ownership of such Common Shares in the share register of the Company, and the registration of transfer of ownership in such share register shall also constitute the transfer of the Rights associated with such Common Shares the ownership of which is so transferred. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price set forth therein, but the number of one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.
          Section 5. Countersignature and Registration.
          (a) The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company or by such officers of the Company as the Board of Directors shall designate, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
          (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (subject to adjustment as provided herein) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. The Right Certificates are transferable only on the registry books of the Rights Agent. Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 6 unless such registered holder shall, in addition to having complied with any other applicable provisions hereof, have (i) duly completed and signed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate(s), and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or governmental charges unless and until it is reasonably satisfied that all such taxes and/or governmental charges have been paid.
          (b) At any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof), and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
          (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Close of Business on the Redemption Date or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
          (b) The Purchase Price shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase with certification properly completed and duly executed, accompanied by payment of the Purchase Price for the total number of one one-thousandths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly: (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests or, in the case of uncertificated Preferred Shares, requisition from any transfer agent therefor a notice setting forth such number of Preferred Shares to be purchased for which registration will be made in the Company’s share register and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof or otherwise in accordance with Section 11(a)(iii)

hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.
          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Section 7(a) hereof, have (i) duly and properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company shall reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.
          Section 9. Availability of Preferred Shares.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered (or evidenced by registration in the Company’s share register) upon exercise of Rights shall, at the time of delivery of the certificates for (or the registration of) such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.
          (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or if such securities are uncertificated, the registration of such securities in the Company’s share register) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for (or the registration of) the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.
          (c) The Company will use its best efforts to ensure that any securities issued pursuant hereto are issued in compliance with all applicable laws.
          Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued (or in which such securities are registered in the Company’s share register) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate (or registration) shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare and pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11(a)(ii) hereof.
               (ii) Subject to Section 24 hereof, if at any time after the date of this Rights Agreement any Person becomes an Acquiring Person, then, from and after the first occurrence of such event, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11(a)(ii)), in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of, or the date of the first public announcement of, such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Rights Agreement to the contrary, from and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (2) a transferee of any Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (3) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall be void and any holder of such Rights (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person) shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement or otherwise. No Right Certificate shall be issued pursuant to Sections 3, 6, 7(d) or 11(i) hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled.
               (iii) If there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof (or a security with substantially similar rights, privileges, preferences, voting power and economic rights) such that the current per share market price of one Preferred Share (or such other security) multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof (or other security).
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred

Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares), convertible securities or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets, evidences of indebtedness or convertible securities so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, recorded at or prior to 4:00 p.m., New York time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 p.m., New York time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Security is not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price at or prior to 4:00 p.m., New York time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 p.m., New York time by the NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices reported at or prior to 4:00 p.m., New York time, as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
               (ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or if on any such date neither the Common Shares nor the Preferred Shares are so quoted and no such market maker is making a market in either the Common Shares or the Preferred Shares, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.
          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one one-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
          (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a) through (c) hereof, inclusive, Sections 11(e), 11(h), 11(i), and 11(m) hereof and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one millionth of a Preferred Share) obtained by (i) multiplying (A) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder, but, nevertheless, shall represent the Rights as so adjusted.
          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) above, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.
          (n) Anything in this Rights Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.
          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (c) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that:
     (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of validly issued, fully paid, nonassessable and freely tradable Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the price per Right so payable and the number of Common Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events covered thereby occurring in respect of such Common Shares of such other Person after the occurrence of such merger, consolidation, sale, exchange, mortgage or other transfer;
     (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;
     (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and
     (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.
The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clauses (a), (b) or (c) above of this Section 13.
          Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way reported at or prior to 4:00 p.m., New York time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way reported at or prior to 4:00 p.m., New York time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 p.m., New York time, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 p.m., New York time, by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices reported at or prior to 4:00 p.m., New York time as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.
          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares or to register fractional Preferred Shares in the Company’s share register (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
          (c) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holder of the Right Certificates at the time such Rights are exercised as herein provided an amount of cash equal to the same fraction of the current market value of a whole Common Share. For the purpose of this Section 14(c), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
          (d) The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).
          Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement. Notwithstanding anything in Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court or a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or uncertificated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent.
          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30-days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Rights Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30-days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who or which shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, including its Affiliates, a combined capital and surplus of at least $50 million). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.
          Section 23. Redemption.
          (a) The Board of Directors may, at its option, at any time prior to the Distribution Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock combination, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Notwithstanding anything to the contrary in this Rights Agreement, the Rights shall not be exercisable after the first occurrence of the event described in Section 11(a)(ii) hereof until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market value at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. For the purposes of this paragraph (a), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of redemption pursuant to this Section 23.
          (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
          Section 24. Exchange.
          (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
          (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof (or a security with substantially similar rights, privileges, preferences, voting power and economic rights) such that the current per share market price of one Preferred Share (or other such security) multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof (or other such security).
          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
          Section 25. Notice of Certain Events.
          (a) In case the Company, at any time after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clauses (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.
          Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37207
Attention: Office of Chief Executive Officer
                  Office of Chief Financial Officer
     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attention: Corporate Trust Department
     Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
          Section 27. Supplements and Amendments. The Board of Directors may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Board of Directors may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent, provided, however, from and after the Distribution Date, this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or Affiliate or Associate thereof).
          Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Determinations and Actions by the Board of Directors. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Rights Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Rights Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.
          Section 30. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person, other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
          Section 31. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          Section 32. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
          Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:	/s/ Herbert Lemmer
	Name:	Herbert Lemmer
	Title:	Authorized Signatory

Exhibit A
Form of Right Certificate
Certificate No. R-
                     Rights
NOT EXERCISABLE AFTER FEBRUARY 25, 2019 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
Right Certificate
LifePoint Hospitals, Inc.
          This certifies that ___, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of February 25, 2009 (the “Rights Agreement”), between LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on February 25, 2019 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a purchase price of $125.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___, 20___, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.
          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged, in whole or in part, for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.
          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in, lieu thereof, a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of                                                              , 20      .

LIFEPOINT HOSPITALS, INC.
By:
Name:
Title:

COUNTERSIGNED:

By:

Name
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
          FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

Signature Guaranteed:
          Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof.
          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:

Signature:

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights
represented by the Right Certificate.)
     To:
          The undersigned hereby irrevocably elects to exercise ___Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:

Signature:

Signature Guaranteed:
          Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date hereof.

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:

Signature:

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES
          On April 15, 2005, the Board of Directors of LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), authorized and declared the issuance of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding as of the close of business on April 15, 2005 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a price of $125.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), dated as of April 15, 2008 (the “Original Rights Agreement”). On February 25, 2009, the Company’s Board of Directors amended and restated the Original Rights Agreement and the Rights by entering into an Amended and Restated Rights Agreement between the Company and the Rights Agent (the “Rights Agreement”). The Rights Agreement extends the term of the Rights and makes certain other changes to the Rights, such that the terms of the Rights are as summarized below. The summary description is not intended to be complete, however, and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
Distribution Date; Exercisability
          Initially, the Rights will be attached to all Common Share certificates or to the registration of uncertificated Common Shares in the Company’s share register and no separate Right Certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) the tenth business day (or such later date as the Board of Directors may determine prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the then outstanding Common Shares (the earlier of such dates being the “Distribution Date”).
          The Rights Agreement provides that, until the Distribution Date (or earlier expiration, redemption or exchange of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and the initial transaction statement or subsequent periodic statements with respect to uncertificated Common Shares that are registered after the Record Date upon transfer or new issuance of such Common Shares will also contain a notation incorporating the Rights Agreement by reference and (iii) the

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surrender for transfer of any certificates for Common Shares, or the registration of transfer of ownership in the Company’s share register with respect to uncertificated Common Shares, outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate or registration.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 25, 2019 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
Flip-In
          If a person or group becomes an Acquiring Person (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
          For example, at an exercise price of $125.00 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $250.00 worth of Common Shares (or other consideration, as noted above) for $125.00. Assuming a value of $62.50 per Common Share at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $125.00.
Flip-Over
          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
Exchange
          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

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Redemption
          At any time prior to the Distribution Date, the Board of Directors may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Notwithstanding anything in the Rights Agreement, the “flip-in” provision (described above) would not be triggered until the Board of Directors’ right of redemption described in this paragraph has expired.
Amendment
          The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).
Adjustment
          The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.
Preferred Stock
          Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
Rights of Holders
          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Further Information
          A copy of the Rights Agreement will be attached as an Exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission on February 25, 2009. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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